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                                    EXHIBIT A

                                    AGREEMENT

                          JOINT FILING OF SCHEDULE 13G


         The  undersigned   hereby  agree  to  jointly  prepare  and  file  with
regulatory authorities a Schedule 13G and any future amendments thereto reporting each of the undersigned's ownership of securities of Notify Corporation and hereby affirm that such Schedule 13G is being filed on behalf of each of the undersigned.





                                             /s/ Alan Stahler
Dated:   February 15, 1999                    _______________________________
         New York, New York                   Alan Stahler




                                               D.H. BLAIR & CO., INC.


                                                /s/ John McGuire
Dated:   February 15, 1999                 By:________________________________
         New York, New York                      John McGuire
                                                 President